                                                                         m(1)(b)

                             AMENDMENT NO. 1 TO THE
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The Second Amended and Restated Master Distribution Plan (the "Plan"), dated as of July 1, 2000, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
              SECOND AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS
                       (CLASS A SHARES AND CLASS C SHARES)

                               (DISTRIBUTION FEE)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

                                                      MINIMUM
                                                       ASSET
FUND                                                   BASED       MAXIMUM         MAXIMUM
                                                       SALES       SERVICE        AGGREGATE
CLASS A SHARES                                         CHARGE         FEE            FEE
--------------                                         ------         ---            ---
AIM Developing Markets Fund                             0.25%        0.25%          0.50%
AIM Global Financial Services Fund                      0.25%        0.25%          0.50%
AIM Global Health Care Fund                             0.25%        0.25%          0.50%
AIM Global Infrastructure Fund                          0.25%        0.25%          0.50%
AIM Global Energy Fund                                  0.25%        0.25%          0.50%
AIM Global Telecommunications and Technology Fund       0.25%        0.25%          0.50%
AIM Strategic Income Fund                               0.10%        0.25%          0.35%

                                                      MAXIMUM
                                                       ASSET
                                                       BASED       MAXIMUM         MAXIMUM
                                                       SALES       SERVICE        AGGREGATE
CLASS C SHARES                                         CHARGE         FEE            FEE
--------------                                         ------         ---            ---
AIM Developing Markets Fund                             0.75%        0.25%          1.00%
AIM Global Financial Services Fund                      0.75%        0.25%          1.00%
AIM Global Health Care Fund                             0.75%        0.25%          1.00%
AIM Global Infrastructure Fund                          0.75%        0.25%          1.00%
AIM Global Energy Fund                                  0.75%        0.25%          1.00%
AIM Global Telecommunications and Technology Fund       0.75%        0.25%          1.00%
AIM Strategic Income Fund                               0.75%        0.25%         1.00%"

------------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  September 10, 2001

                                   AIM  INVESTMENT FUNDS
                                   (on behalf of its Class A and Class C Shares)



Attest: /s/ OFELIA M. MAYO         By: /s/ ROBERT H. GRAHAM
       -------------------------      ------------------------------------------
        Assistant Secretary            Robert H. Graham
                                       President